SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.   )
Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to ss. 240.14a-12.

Tax Exempt Proceeds Fund, Inc.

(Name of Registrant as Specified In Its Charter)

_______________N/A___________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[ ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: $0

[ ]           Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

MUTUAL FUND PROXY FACT SHEET FOR:
TAX EXEMPT PROCEEDS, Inc.

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	OCTOBER 17, 2011	OFFICES OF THE FUND
Mail Date	OCTOBER 27, 2011	1211 BROADWAY, 28TH FLOOR
Meeting Date	DECEMBER 1, 2011 @ 2:00 PM EST	NEW YORK, NEW YORK 10018

ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	NONE	Inbound Line	866-822-1241
Cusip Number	876936105	Website	www.money-funds.com/funds/index

What are shareholders being asked to vote on?

1.	To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution attached to the accompanying proxy statement as Appendix A.
BOARD OF DIRECTORS RECOMMENDATION: FOR

Proposal 1: To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution attached to the accompanying proxy statement as Appendix A.

Why are shareholders being asked to approve the Liquidation and Dissolution of the Fund?

At meetings of the Board held on September 22, 2011 and September 28, 2011, the Board, upon the recommendation of the Fund’s investment adviser, Reich & Tang Asset Management, LLC, determined that it is advisable to liquidate the Fund. In making this determination, the Board considered several factors, including, among other things, the Fund’s future growth expectations, the Fund’s profitability to the Adviser, the availability of other federal tax compliance methods to satisfy the needs that led to the original formation of the Fund and the ability to use the grant and loan delivery mechanism via the automatic clearing house instead of through the Fund for efficiency reasons.

What will shareholders receive for their shares?

The Adviser represented to the Board, at the September 22, 2011, meeting that it had reviewed each individual security in the Fund’s portfolio and did expect that the Fund would return $1.00 per share, although there is no assurance that will prove to be the case upon liquidation. The Board directed the Adviser to manage the Fund in a conservative manner until the liquidation (if approved by shareholders) to minimize any potential deviation between the amortized cost and the market value of the Fund’s assets, so as to avoid or minimize a potential shortfall for shareholders in liquidation between the Fund’s $1.00 share price and the per share value of assets distributed in liquidation.

Who will bear the costs of the liquidation?

The costs of the liquidation will be borne by the Adviser.

For Internal Distribution Only	Page 1

How will the liquidation work?

If the liquidation is approved by shareholders, the Fund immediately thereafter will not engage in any business activities, except to wind up its business, convert its portfolio securities to cash, and make one or more liquidating distributions to shareholders on a pro rata basis after deducting amounts necessary to satisfy any remaining liabilities. If the Fund’s shareholders approve the liquidation, the Fund expects to make liquidating distributions to shareholders by approximately the end of December 2011, or earlier. After the distributions are made and other formalities addressed, the Fund will cease to exist.

What are the reasons for the liquidation?

The Fund was created to provide an investment vehicle for the proceeds of state bonds, notes or other obligations that would comply with the arbitrage rebate rules of the Internal Revenue Code. Since that time, the tax laws have undergone several changes that have generally liberalized the arbitrage rebate rules and made alternative means of satisfying them more attractive.  In addition, over the past few years, the Adviser has had to waive a significant portion of its advisory fee in order to maintain a non-negative yield for the Fund. At the current level of assets for the Fund, even with collecting a full fee, the Adviser would generate a net loss related to the services provided to the Fund.

What are the tax consequences of the liquidation?

For federal income tax purposes, a shareholder’s receipt of his or her pro rata share of the Liquidation Distribution will be a taxable event in which the shareholder will be viewed as having sold his or her shares in exchange for an amount equal to the cash that he or she receives. Each shareholder generally will recognize gain (or loss) for federal income tax purposes equal to the amount by which such cash exceeds (or is less than) the shareholder’s adjusted tax basis in his or her Fund shares. As long as the Fund maintains a constant net asset value of $1 per share, generally shareholders should not recognize any gain or loss upon receipt of the Liquidation Distribution. Please see page 5 of the Proxy Statement for a full discussion of tax consequences of the liquidation.

What will happen if the liquidation is not approved by shareholders?

If the liquidation is not approved and Reich & Tang resigns, the Board will take appropriate steps to provide the fund investment advisory, distributor and transfer agent services.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

Is there a number to contact the Fund regarding non-proxy related questions?

Yes. The Fund can be reached at (800) 433-1918.

What was included in the proxy package?

Included in the proxy package were a Notice of Special Meeting of Shareholders, Proxy Statement, Prospectus and a Proxy Card.

For Internal Distribution Only	Page 2

VOTING METHODS

REGISTERED SHAREHOLDERS

TOUCHTONE:
To cast your vote via a touch-tone voting line, call toll-free number 888-227-9349 and enter the control number found on your proxy card.

INTERNET:
To vote via the Internet, go to the website www.proxyonline.us and enter the control number found on your proxy card.

MAIL:
To vote your proxy by mail, check the appropriate voting box your proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

PHONE:
To cast your vote by phone with a proxy voting representative, please call toll-free 1-866-822-1241. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
[Missing Graphic Reference]

BENEFICIAL SHAREHOLDERS

TOUCHTONE:
To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:
To vote via the Internet, go to the website and enter the control number found on your proxy card.

MAIL:
To vote your proxy by mail, check the appropriate voting box your proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

PHONE:
To cast your vote by phone with a proxy voting representative, please call toll-free 1-866-822-1241. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

For Internal Distribution Only	Page 3

Proxy Materials Available Online At: www.proxyonline.us/docs/TaxExemptProceedsFund.pdf

For Internal Distribution Only	Page 4